Exhibit 99.1

Vilebrequin International SA and Subsidiaries

Report of Independent Auditors

To the board of directors

of Vilebrequin International SA

We have audited the accompanying consolidated balance sheet of Vilebrequin International SA and its subsidiaries as of 31 December 2011, and the related consolidated statement of income, consolidated statement of stockholders’ deficit and consolidated statement of cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vilebrequin International SA and its subsidiaries at 31 December 2011, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers SA

/s/ Guillaume Nayet	/s/ Yazen Jamjum
Guillaume Nayet	Yazen Jamjum

Geneva 22 October 2012

Vilebrequin International SA and Subsidiaries

CONSOLIDATED BALANCE SHEET

December 31, 2011

ASSETS
CURRENT ASSETS
Cash and cash equivalents	€7,853,233
Accounts receivable, net of allowance for doubtful accounts of €584,465	5,827,804
Inventories, net	5,757,618
Deferred income taxes	—
Prepaid expenses and other current assets	1,243,460

Total current assets	20,682,115
PROPERTY AND EQUIPMENT, NET	4,092,919
DEFERRED INCOME TAXES	1,012,852
DEPOSITS	1,284,166
OTHER ASSETS	464,941
KEY MONEY	3,637,987
INTANGIBLES, NET	574,781
GOODWILL	186,363

€31,936,124

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	€4,038,908
Notes payable	17,681,371
Due to related party	20,595,300
Accrued expenses	4,273,322
Deferred income taxes	24,251
Deferred income	2,082,439

Total current liabilities	48,695,591
NOTES PAYABLE	30,773
DUE TO RELATED PARTY DEFERRED INCOME TAXES	6,000,000 110,296
OTHER LIABILITIES	208,919

TOTAL LIABILITIES	55,045,579

STOCKHOLDERS’ DEFICIT
Issued capital	19,000,000
Additional paid in capital	2,989,755
Accumulated other comprehensive loss	(880,244)
Accumulated deficit	(44,323,913)

Total Vilebrequin stockholders’ deficit	(23,214,402)
Noncontrolling interest	104,947

(23,109,455)

€31,936,124

The accompanying notes are an integral part of these statements.

Vilebrequin International SA and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

December 31, 2011

Net sales (including €221,564 to related parties)	€45,128,398
Cost of goods sold (exclusive of depreciation shown below)	13,679,410
Selling, general and administrative expenses	22,510,370
Depreciation and amortization	2,275,014

Operating profit	6,663,604
Interest and financing charges (including €1,228,370 to related parties)	2,392,329
Exchange gains and losses, net	152,134
Other income and expenses, net	(67,369)

Income before income taxes	4,186,510
Income tax expense	199,788

Net income	3,986,722
Income attributable to noncontrolling interest	11,956

Income attributable to stockholders of Vilebrequin International SA	€3,974,766

The accompanying notes are an integral part of these statements.

Vilebrequin International SA and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Issued Capital	Additional Paid In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Non Controlling Interest	Total
Balance as of January 1, 2011	€19,000,000	€2,989,755	€(818,881)	€(47,505,198)	€(48,490)	€(26,382,814)
Comprehensive Income
Unrealized loss on pensions	—	—	(85,028)	—	—	(85,028)
Effect of exchange rate changes	—	—	23,665	—	—	23,665
Net income	—	—	—	3,974,766	—	3,974,766
Results of noncontrolling interest	—	—	—	—	11,956	11,956
Comprehensive income						3,925,359
Noncontrolling interest purchased	—	—	—	(793,481)	141,481	(652,000)

Balance as of December 31, 2011	€19,000,000	€2,989,755	€(880,244)	€(44,323,913)	€104,947	€(23,109,455)

The accompanying notes are an integral part of this statement.

Vilebrequin International SA and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

December 31, 2011

Cash flows from operating activities
Net income	€3,986,722
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,275,014
Deferred income taxes	36,013
Deferred income	27,389
Change in fair value of derivative instrument	(213,517)
Loss on fixed assets disposal	188,473
Changes in operating assets and liabilities:
Accounts receivable, net	(1,518,998)
Inventories, net	1,257,592
Prepaid expenses and other current assets	(91,011)
Other assets, net	(8,755)
Accounts payable, accrued expenses and other liabilities	663,342

Net cash provided by operating activities	6,602,264

Cash flows from investing activities
Acquisition of intangible assets	(50,718)
Acquisition of property and equipment	(943,476)

Net cash used in investing activities	(994,194)

Cash flows from financing activities
Repayment of loans	(205,093)
Purchase of noncontrolling interest Repayment of shareholder loans	(50,000 (50,774	) )

Net cash used in financing activities	(305,867)

Effect of exchange rate changes on cash and cash equivalents	(28,726)

Net increase in cash and cash equivalents	5,273,477
Cash and cash equivalents at beginning of year	2,579,756

Cash and cash equivalents at end of year	€7,853,233

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	€1,765,846
Income taxes	38,289

Vilebrequin International SA and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

NOTE A – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

1.	Business Activity and Principles of Consolidation

As used in these financial statements, the term “Company” or “Vilebrequin” refers to Vilebrequin International SA and its subsidiaries. The Company designs and markets luxury swimwear, accessories and resort wear which are sold through a network of owned and franchised specialty retailers primarily in Europe, the United States and in Asia (Hong Kong and Macao) as well as through selected wholesale distribution.

The Company consolidates the accounts of all its wholly-owned and majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

2.	Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

3.	Revenue Recognition

The Company recognizes wholesale sales at the time title passes and risk of loss is transferred to customers. Wholesale revenue is recorded net of returns, discounts and allowances.

Revenue is recognized for retail store sales when the customer receives and pays for the merchandise at the register. Sales tax and value added tax (VAT) is excluded from revenue.

The Company sells merchandise to franchisees under multi-year franchise agreements. The Company recognizes revenue from sales to franchisees at the time merchandise ownership is transferred to the franchisee, which generally occurs when the merchandise reaches the franchisee’s pre-designated turnover point.

The Company recognizes revenue from its license agreements evenly over the term of the agreement. The license income received but not yet recognized is recorded as Deferred Income on the Consolidated Balance Sheet.

4.	Returns and Allowances

The Company reserves for an estimate of potential future deductions and returns by customers. The Company establishes these reserves for returns and allowances based on current and historical information and trends.

The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company’s estimate. The Company writes off uncollectible trade receivables once collection efforts have been exhausted.

5.	Inventories

Wholesale and retail inventories are stated at the lower of cost (determined by the weighted average method) or market.

6.	Goodwill and Other Intangibles

Goodwill represents the excess of purchase price over the fair value of net assets acquired in business combinations accounted for under the purchase method of accounting. Goodwill is deemed to have an indefinite life and is not amortized, but is subject to annual impairment tests, using a test combining a discounted cash flow approach and a market approach. Intangible assets with determinable lives, including software, patents and brands are amortized on a straight-line basis over the estimated useful lives of the assets (currently ranging from 5 to 10 years). Impairment losses, if any, on intangible assets are recorded when indicators of impairment are present and the discounted cash flows estimated to be derived from those assets are less than the assets’ carrying amounts.

7.	Depreciation and Amortization

Depreciation and amortization are provided for by straight-line methods in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives.

The following are the estimated lives of the Company’s fixed assets:

Fixed equipment	10 years
Vehicles	4 years
Logistic equipment	5 years
Furniture and fittings	5 years
Computer equipment	3 years

Leasehold improvements are amortized over the lease term of the respective leases or the useful lives of the improvement, whichever is shorter.

8.	Key money

Key money is the amount of funds paid to a landlord or tenant to acquire the rights of tenancy under a commercial property lease for properties located primarily in France, but also includes some other countries. These rights can be subsequently sold by us to a new tenant or the amount of key money paid can be recovered from the landlord should the landlord refuse to allow the automatic right of renewal to be exercised. The “key money” is amortized over the corresponding lease term.

9.	Pension Plans

The Company has a mix of defined benefit and defined contribution plans.

The Company records annual amounts relating to defined benefit pension plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases and turnover rates. The assumptions are reviewed on an annual basis and modifications are made to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. The Company believes that the assumptions utilized in recording obligations under the plan are reasonable based on experience and market conditions.

10.	Impairment of Long-Lived Assets

In accordance with ASC Topic 360, Property, Plant and Equipment, the Company annually evaluates the carrying value of its long-lived assets to determine whether changes have occurred that would suggest that the carrying amount of such assets may not be recoverable based on the estimated future undiscounted cash flows of the businesses to which the assets relate. Any impairment loss would be equal to the amount by which the carrying value of the assets exceeded its fair value.

11.	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are assessed as to whether it is more likely than not that some portion or all of the deferred tax assets will be realized.

We establish reserves for tax uncertainties that reflect the use of the comprehensive model for the recognition and measurement of uncertain tax positions. Under the comprehensive model, when the minimum threshold for recognition is not met, a tax position is recorded as the largest amount that is more than fifty percent likely of being realized upon ultimate settlement.

12.	Cost of Goods Sold

Cost of goods sold includes the expenses incurred to acquire and prepare inventory for sale, including purchase costs, warehousing, warehousing wages, custom duties and the transportation of purchased goods and goods sold.

13.	Advertising Costs

The Company expenses advertising costs as incurred and includes these costs in selling, general and administrative expense. Advertising expense was €967,587 for the year ended December 31, 2011.

14.	Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, such as pensions, goodwill and deferred taxes, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

15.	Fair Value of Financial Instruments

The carrying amount of the Company’s variable rate debt approximates the fair value, as interest rates change with the market rates. Furthermore, the carrying value of all other financial instruments potentially subject to valuation risk (principally consisting of cash, accounts receivable and accounts payable) also approximates fair value due to the short-term nature of their maturity. Long-term deposits are discounted to the fair value using the risk-free interest of the respective country and the currency they are denominated in.

Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently re-measured at their fair value. The resulting fair value gains or losses are recognised in the income statement under “Other income and expenses, net”. On the balance sheet, these instruments are presented within “Accrued expenses”.

16.	Foreign Currency Translation

The functional currency of the subsidiaries in Switzerland is the Euro. The financial statements of subsidiaries outside Switzerland are measured using local currency as the functional currency. Assets and liabilities are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average monthly rates of exchange. Gains and losses from foreign currency transactions of these subsidiaries are included in Accumulated Other Comprehensive Loss.

17.	Effects of Recently Issued Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment”, an update to their accounting guidance regarding indefinite – lived intangible asset impairment testing and whether it is necessary to perform the quantitative impairment test currently required. The guidance is effective for interim and annual periods beginning after September 15, 2012, with early adoption permitted. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2011, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) ASU 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” ASU 2011-12 defers the specific requirement to present items that are reclassified from accumulated other comprehensive income to net income separately with their respective components of net income and other comprehensive income. ASU 2011-12 did not defer the requirement to report comprehensive income either in a single continuous statement or in two separate but consecutive financial statements. The Company’s other comprehensive income represents foreign currency translation adjustments and unrealized loss on pension. The amendments are effective at the same time as the amendments in ASU 2011-05. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, “Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment.” ASU 2011-08 simplifies how entities test goodwill for impairment. ASU 2011-08 permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. Under the amendments to Topic 220, Comprehensive Income, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ deficit. The amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance in ASU 2011-05 is effective for public companies for fiscal years, and interim periods within those years beginning after December 15, 2011. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” ASU 2011-04 amends Topic 820 to provide common fair value measurement and disclosure requirements in U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and International Financial Reporting Standards. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, as well as providing guidance on how fair value should be applied where its use is already required or permitted by other standards within U.S. GAAP. ASU No. 2011-04 is to be applied prospectively, and early adoption is not permitted. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

NOTE B – INVENTORIES

Inventories at December 31, 2011 consist of:
Finished goods	€5,621,059
Accessories and work-in-process	838,128

6,459,187
Less: provision for obsolete inventory	(701,569)

Inventories, net	€5,757,618

NOTE C – PROPERTY AND EQUIPMENT

Property and equipment at cost at December 31, 2011 consist of:

Fixed equipment	€6,662,962
Vehicles	405,393
Logistic equipment	110,434
Furniture and fittings	3,498,495
Office and computer equipment	903,879

11,581,163
Less accumulated depreciation	(7,488,244)

€4,092,919

The Company had tangible fixed asset disposals of approximately €188,473 at depreciated cost, for the year ended December 31, 2011. Depreciation expense amounted to approximately €1,100,000 for the year ended December 31, 2011.

NOTE D – INTANGIBLES, KEY MONEY AND GOODWILL

Intangible assets and goodwill at December 31, 2011 consist of:

Gross carrying amounts	Estimated Life
Software	5 years	€1,352,650
Patents – brands	10 years	62,725
Key money	Life of lease	8,545,981
Goodwill	n/a	186,363
Other	10 years	1,197,366

Subtotal		11,345,085

Accumulated amortization
Software		1,021,438
Patents – brands		50,541
Key money		4,907,994
Goodwill		—
Other		965,981

Subtotal		6,945,954

Net
Software		331,212
Patents – brands		12,184
Key money		3,637,987
Goodwill		186,363
Other		231,385

Total intangible assets and goodwill, net		€4,399,131

Intangible amortization expense amounted to approximately €1,200,000 for the year ended December 31, 2011.

The estimated intangible amortization expense for the next five years is as follows:

Year Ending December 31,	Amortization Expense
2012	€854,598
2013	854,598
2014	848,937
2015	436,748
2016	327,559
Thereafter	890,328

Goodwill represents the excess of the purchase price and related costs over the value assigned to net tangible and identifiable intangible assets of businesses acquired and accounted for under the purchase method. The Company reviews and tests its goodwill and intangible assets with indefinite lives for impairment at least annually, or more frequently if events or changes in circumstances indicate that the carrying amount of such assets may be impaired. We perform our test in the fourth fiscal quarter of each year using a combination of a discounted cash flow analysis and a market approach. The discounted cash flow approach requires that certain assumptions and estimates be made regarding industry economic factors and future profitability. The market approach estimates the fair value based on comparisons with the market values and market multiples of earnings and revenues of similar public companies. For the year ended December 31, 2011, there was no impairment of goodwill.

Trademarks having finite lives are amortized over their estimated useful lives and measured for impairment when events or circumstances indicate that the carrying value may be impaired.

NOTE E – NOTES PAYABLE

The Company has a credit facility with NIBC Bank N.V (“NIBC”) dated December 13, 2007. The credit facility consists of three separate facilities, an €18,000,000 term loan (“Facility A”), a €4,000,000 revolving loan facility (“Facility B”) and a €2,500,000 working capital loan (“Facility C”). Facility A bore interest at the three month EURIBOR plus 2.5% and had an original maturity date of December 31, 2012. Facility B bore interest at the three month EURIBOR plus 2.0% with an original maturity date of December 31, 2010. Facility C bore interest at 3.6% with a maturity date of August 7, 2012.

In July 2011, NIBC agreed to extend the maturity of the Facility B revolving loan from December 31, 2010 to the earlier of the sale of the Company or December 31, 2012. NIBC also suspended quarterly installment payments on the Facility A in exchange for a success fee in the amount of €500,000. At December 31, 2011, the Company had outstanding borrowings of approximately €17,500,000.

The credit facility required the Company, among other things, to maintain certain interest and leverage ratios and debt service requirements, as defined in the agreement. As of December 31, 2011, the Company was in compliance with these covenants. The financing agreement was secured by substantially all of the Company’s assets.

The weighted average interest rate for amounts borrowed under the credit facilities was 4.9% for the year ended December 31, 2011. Facility A, Facility B and Facility C were repaid in full, with interest, upon the closing of the sale of the Company on August 7, 2012.

The Company had a loan with VLBVL BV, a related party. The loan bore interest at 7.5% per annum. The loan was to be repaid upon certain financing events. At December 31, 2011, the Company had outstanding borrowings of €6,500,000 under this loan. The loan was repaid in full, with interest, upon the closing of the sale of the Company on August 7, 2012.

The Company had a shareholder loan with Fashion Fund I BV, a related party. The loan bore interest at the NIBC rate less 0.5 point per annum. At December 31, 2011, the Company had outstanding borrowings, including interest, of approximately €20,100,000. A portion of the loan (€6,000,000) was subordinated to other debt of the Company. The loan was repaid in full, with interest, upon the closing of the sale of the Company on August 7, 2012.

The Company entered into interest rate swap agreement in 2007 to economically hedge its exposure against the variable interest rates on its NIBC bank borrowing. Such swap has an economic impact on converting borrowing from a floating rate to a fixed rate. Under the interest rate swap, the Company agrees with its counter party to exchange, at specified intervals (primarily quarterly), the difference between the fixed contract rates and the floating rate interest amounts calculated by reference to the agreed notional amounts (subject to a floor and a cap).

The Company uses a valuation technique to estimate the fair value of this swap by using observable market data. The fair value of interest rate swap is calculated as the present value of the estimated future cash flows based on the observable yield curves. This valuation method corresponds to Level 2 within the fair value hierarchy.

At December 31, 2011, the fair value of this instrument on the balance sheet was €204,165 recorded as a liability. For the year ended December 31, 2011 fair value gains in the amount of €213,517 were recognized in the income statement as Other income and expenses, net.

NOTE F – INCOME TAXES

The income tax expense at December 31, 2011 consisted of the following:

Current tax expense	€163,775
Deferred tax expense	36,013

Income tax expense	€199,788

Income before income taxes
Domestic	€4,053,674
Foreign	132,836

€4,186,510

The significant components of the Company’s net deferred tax asset at December 31, 2011 consist of:

	Current	Non-current
Deferred tax assets
Amortization of key money	—	€868,187
Derivative cost adjustments	—	40,833
Pension adjustments	—	53,753
Other assets		50,079

Total deferred tax assets	—	1,012,852

Deferred tax liabilities
Amortization of key money	€4,251	110,296
Litigation reserve	20,000	—

Total deferred tax liabilities	24,251	110,296

Net deferred tax assets and liabilities	€24,251	€902,556

At December 31, 2011, we have net operating loss carry forwards for income tax purposes of approximately CHF 8,783,526 for Swiss tax purposes which will expire in 2016. In addition, there is approximately $3,339,286 of net operating loss carry forwards for US Federal Income Tax purposes which will expire from 2027 through 2030. A full valuation allowance was established against the net operating loss.

The following is a reconciliation of the statutory income tax rate to the effective rate reported in the financial statements:

Year Ended December 31, 2011
Income taxes at the statutory rate	20.00%
Deductible losses	(14.70)
Foreign tax rate differential	1.63
Other, net	(2.16)

Total current tax charge	4.77%

No amounts were accrued for uncertain tax provisions at December 31, 2011.

NOTE G – COMMITMENTS AND CONTINGENCIES

Lease Agreements

The Company leases warehousing, executive and sales facilities, retail stores, equipment and vehicles under operating leases with options to renew at varying terms. Leases with provisions for increasing rents have been accounted for on a straight-line basis over the life of the lease.

Certain leases provide for contingent rents, which are determined as a percentage of gross sales. The Company records a contingent rent liability in accrued expenses on the Consolidated Balance Sheets and the corresponding rent expense on the Consolidated Statements of Income when management determines that achieving the specified levels during the fiscal year is probable.

The following schedule sets forth the future minimum rental payments for operating leases having non-cancelable lease periods in excess of one year at December 31, 2011:

Year Ending December 31,	Distribution	Retail	Total
	(In thousands)
2012	€692.1	€4,524.3	€5,216.4
2013	679.9	3,986.2	4,666.1
2014	661.9	3,161.5	3,823.4
2015	646.2	2,901.2	3,547.4
2016	640.7	2,671.1	3,311.8
Thereafter	940.7	5,246.8	6,187.5

	€4,261.5	€22,491.1	€26,752.6

Rent expense on the above operating leases for the year ended December 31, 2011 was approximately €5,600,000 in selling, general and administrative expenses.

NOTE H – MAJOR CUSTOMERS

One customer accounted for 10.3% of the Company’s net distribution sales (4.0% of total net sales) for the year ended December 31, 2011.

NOTE I – EMPLOYEE PENSION AND BENEFIT PLANS

The Company maintains only statutory plans required by each country. Pension contributions required by certain countries are not material or there is no requirement for such a plan to be maintained. These countries include Portugal, Hong Kong, Macao, Spain and Belgium.

The Company has defined benefit pension plans in Switzerland covering substantially all of its employees upon their retirement. The contributions are made to Swiss Life Pension Services, an insurance company. The benefits are primarily based on age, years of service and the level of compensation. The Company makes contributions to the plans in accordance with legal and statutory requirements.

In accordance with the provisions set forth in ASC Topic 715, Compensation – Retirement Benefits, the Company recognized the funded status, which is the difference between the fair value of plan assets and the projected benefit obligations, of its defined benefit pension plans in the consolidated balance sheets with a corresponding adjustment to accumulated other comprehensive income (loss), net of tax. These amounts in accumulated other comprehensive income (loss) will be subsequently recognized as net periodic pension expense consistent with the corridor method.

The following table shows the changes in the projected benefit obligation, plan assets and funded status of the defined benefit pension plans as of December 31, 2011:

December 31, 2011
Benefit obligation	€1,778,523
Fair value of plan assets	1,635,903

Funded status	€(142,620)

Amounts recognized in the balance sheet consists of:

Pension liabilities	€(142,620)
Accumulated other comprehensive loss	85,028

Net amount recognized	€(57,592)

The amounts recognized in accumulated other comprehensive loss consisted of actuarial loss of €85,028 for the year ended December 31, 2011.

Of the accumulated other comprehensive loss on the consolidated balance sheet as of December 31, 2011, we expect to recognize zero in earnings during fiscal year 2012.

The components of net periodic benefit cost were as follows for the year ended December 31, 2011:

Service cost	€262,018
Interest cost	31,595
Expected return on plan assets	(29,966)

Net periodic pension cost	€263,647

Included in the table below are the employer contributions, employee contributions and benefits paid for the years ended December 31, 2011:

Employer contributions	€279,953
Employee contributions	€186,773
Benefits paid	€248,303

Plan Assumptions

Weighted-average assumptions used in developing the net periodic benefit cost for the pension plans were as follows:

2011
Discount rate	2.25%
Expected long-term rate of return on plan assets	2.25%
Rate of compensation increase	1.5%

The expected long-term rate of return on plan assets is determined based on a variety of considerations, including established asset allocation targets and expectations for those asset classes, historical returns of the plans’ assets and other market considerations. All of the assets are invested in funds offered to institutional investors that are similar to mutual funds in that they provide diversification by holding various debt and equity securities.

Employer Contributions

The Company expects to contribute €292,771 to the defined benefit pension plans in fiscal year 2012, which is the minimum funding requirement to satisfy Swiss pension obligations.

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid for the periods indicated:

Year Ending December 31,
2012	€164,302
2013	149,070
2014	136,438
2015	125,913
2016	116,679
Thereafter	383,950

Total	€1,076,352

The pension plans in France and Great Britain are defined contribution plans. In these plans, the employer is obliged to make specific contributions to the fund and by doing so is released of all obligations in respect to future pension benefits when the specific contribution is made. The contributions are recorded as expense in the period incurred. For the year ended December 31, 2011, contributions to these pension funds were approximately €108,000. In addition, French employees are eligible for a “retirement bonus” which has been accounted for and accrued in the amount of €66,000 as of December 31, 2011.

The statutory benefit plan in Italy provides for payments to employees based on their number year of service and the salary. The related liabilities are recorded for each period by the employer and accumulated as a liability until an employee retires. An indemnity is paid upon retirement as a lump sum payment (the amount of such lump sum corresponds to the total of the provisions accrued during the employees’ service period based on payroll costs as revalued until retirement). Until the retirement, the amount of €91,054 has been accrued as of December 31, 2011 and is presented as accrued expenses held by the Company.

In the U.S., the Company maintains a 401(k) plan and trust for employees. The Company matches 20% of employee contributions up to 10% of the participant’s compensation. The Company’s matching contributions under this plan were not significant for the year ended December 31, 2011.

NOTE J – RELATED PARTIES

As of December 31, 2011 the Company has a subordinated loan in the amount of €6,000,000 with its shareholder, Fashion Fund I BV to cover existing and future claims against the Company. In addition, the Company has a shareholder loan with Fashion Fund I BV in the amount of approximately €14,100,000 including interest, at December 31, 2011. Total net sales of finished goods and services to Fashion Fund I BV in 2011 amounted to €149,550 and €72,014, respectively.

As of December 31, 2011, the Company has a vendor loan agreement with VLBVL BV in the amount of €6,500,000.

The total interest accrued to Fashion Fund I BV and VLBLV BV in 2011 amounted to €435,770 and €792,600, respectively.

NOTE K – LEGAL PROCEEDINGS

The Company is currently involved in legal proceedings that arise in the ordinary course of its business. The Company cannot predict the timing or outcome of these claims and proceedings. However, the outcome of any such proceeding, either individually or in the aggregate, is not expected to have a material effect on the Company’s financial condition, results of operations or cash flows.

NOTE L – SUBSEQUENT EVENTS

On August 7, 2012, all of the outstanding shares of Vilebrequin were acquired by G-III Apparel Group, Ltd. (“G III”) and its indirect wholly-owned subsidiary, VBQ Acquisition B.V. (the “Purchaser”), by entering into a share purchase agreement (the “Purchase Agreement”), with Fashion Fund I B.V. (“Seller”). Concurrent with the sale, the Company repaid its outstanding borrowings to its shareholder, related parties and its bank.

As part of the Purchase Agreement, the Seller has agreed to negotiate a settlement with a licensee of the Company. The cost of the settlement shall be shared by G III and the Seller if terminated by December 31, 2012. If the Seller is unable to negotiate a settlement by December 31, 2011, G III has the right to offset future payments, as specified in the Purchase Agreement, to the Seller.

In July 2012, the Company acquired the remaining 30% ownership interest of Tropezina S.L., for €350,000.